EXHIBIT 99.2


                   INDEMNIFICATION AND CONTRIBUTION AGREEMENT


     THIS INDEMNIFICATION AND CONTRIBUTION AGREEMENT (the "Agreement"), dated as of September 15, 1995, by and between Snyder Oil Corporation, a Delaware corporation ("Purchaser") and Baralonco Exploration, Inc., a Delaware corporation ("Seller").

     WHEREAS, Seller is a party to the Stock Purchase Agreement dated as of June 30, 1994 between Purchaser, DelMar Petroleum, Inc., a Delaware corporation ("DPI"), and certain stockholders of DPI (the "Stock Purchase Agreement"), pursuant to which Purchaser is obligated to purchase from Seller shares of common stock and warrants to purchase common stock of DPI;

     WHEREAS, Purchaser intends to purchase such common stock and warrants to purchase common stock of DPI with shares of common stock, par value $.01 per share, of Purchaser (the "Shares"); and

     WHEREAS, the Stock Purchase Agreement provides for registration rights in respect of the Shares to be issued to Seller.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     Section 1. Indemnification by Purchaser. (a) Purchaser hereby indemnifies and agrees to hold harmless Seller, its directors and officers, and each person, if any, who controls the Seller within the meaning of the Securities Act of 1933, as amended, (the "Act") against any losses, claims, damages, liabilities and expenses, joint or several, to which such person may be subject under the Act or otherwise and so far as such losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which the Shares are registered under the Act, any preliminary prospectus or final prospectus included therein, or any amendment or supplement thereto, or any document incorporated by reference therein, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, and Purchaser will reimburse each such person for any legal or any other expenses reasonably incurred by such person in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided that Purchaser shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished by such person to Purchaser. This indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of Purchaser or any such director, officer or controlling person and shall survive the transfer of the Shares by the Seller.

     (b) Purchaser hereby indemnifies and agrees to hold harmless Seller, its directors and officers, each person, if any, who controls Seller within the meaning of the Act or any other federal or state law or regulation of a governmental authority, against any losses, claims, damages, liabilities and expenses, joint and several, to which that person may be subject under any federal or state law or regulation of governmental authority, other than the Act, to the extent set forth in Subsection 1(a) hereof.

     Section 2. Indemnification by Seller. (a) Seller hereby indemnifies and agrees to hold harmless (in the same manner and to the same extent as set forth in Section 1 hereof) Purchaser, each director of Purchaser, each officer of Purchaser who shall sign such registration statement, and each person, if any, who controls Purchaser within the meaning of the Act, with respect to any statement in or omission from such registration statement, any preliminary prospectus or final prospectus included therein, or any amendment or supplement thereto, if such statement or omission was made in reliance upon and in conformity with written information furnished by it to Purchaser. This indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of Purchaser or any such director, officer or controlling person and shall survive the transfer of the Shares by Seller.

     (b) Seller hereby indemnifies and agrees to hold harmless (in the same manner and the same extent as set forth in Subsection 1(b) hereof) Purchaser, each director of Purchaser, each officer of Purchaser who shall sign the registration statement, and each person, if any, who controls the Purchaser within the meaning of the Act or any other federal or state law or regulation of governmental authority, against any losses, claims, damages, liabilities, and expenses, joint or several, to which such person may be subject under any federal or state law or regulation of governmental authority, other than the Act, to the extent set forth in Subsection 2(a) hereof.

     Section 3. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for as set forth in this Agreement is for any reason held to be unenforceable by the indemnified parties, although applicable in accordance with its terms, the Purchaser and the Seller shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by this Agreement incurred by the Purchaser and the Seller, as incurred, as between the Purchaser on the one hand and the Seller on the other, in such proportion as is appropriate to reflect the relative fault of the Purchaser on the one hand and of the Seller on the other in connection with the statements or omissions which result in such losses, liabilities, claims, damages or expenses, as well as any other relative equitable considerations. The relative fault of the Purchaser on the one hand and of the Seller on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state material fact relates to information supplied by the Purchaser or by the Seller.

     Section 4. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given when received by a party at the address set forth opposite the name of such party on the signature pages hereto.

     Section 5. Exclusive Agreement. This Agreement supersedes all prior agreements between the parties (written or oral) with respect to the subject matter hereof and is intended as a complete and exclusive statement of the terms of the agreement between the parties with respect to the subject matter hereof.

     Section 6. Choice of Law; Amendment; Headings. This agreement shall be governed by Texas law. This agreement may not be changed or amended orally. The headings contained in this agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this agreement.

     Section 7. Assignments. No party hereto shall assign this Agreement or any part hereof without the prior written consent of the other party except that the Purchaser may assign any or all of its rights hereunder to any subsidiary of the Purchaser, provided that no assignment by Purchaser shall release the Purchaser from any obligation under this Agreement. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     Section 8. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one in the same Agreement.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

SNYDER OIL CORPORATION                  ADDRESS:


                                   777 Main Street
                                   Suite 2500
By:                                Fort Worth, Texas  76102
Name:                              Attn: Peter E. Lorenzen
Title:                             Fax (817) 882-5982


BARALONCO EXPLORATION, INC.             ADDRESS:


                                   801 Pennsylvania Ave., N.W.
                                   Suite 400
By:                                Washington, D.C.  20004
Name:                              Attn: Steven B. Pfeiffer
Title:                             Fax (202) 662-4643